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                                                                       EXHIBIT 5


ROBINSON & COLE LLP                                 DAVID A. GARBUS

                                                    One Boston Place
                                                    Boston, MA 02108-4404
                                                    Main (617) 557-5900
                                                    Fax (617) 557-5999
                                                    dgarbus@rc.com
                                                    Direct (617) 557-5955


                                    November 13, 2003




Vaso Active Pharmaceuticals, Inc.
99 Rosewood Drive, Suite 260
Danvers, MA 01923


Re:  Vaso Active Pharmaceuticals, Inc.
     Registration Statement on Form SB-2 for 1,495,000 Shares of Class A Common Stock
     File No. 333-106785

Ladies and Gentlemen:

     We have acted as legal counsel to Vaso Active Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale of up to 1,495,000 shares (the "Shares") of the Company's Class A common stock (the "Class A Common Stock"), $.0001 par value per share, pursuant to the Company's Registration Statement on Form SB-2 (No. 333-106785) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the Registration Statement, the Company is registering under the Securities Act the following securities (collectively, the "Securities"):

     1. The Shares (including 195,000 shares of Class A Common Stock which the several underwriters (the "Underwriters") represented by Kashner Davidson Securities Corp. (the "Representative") have the option to purchase to cover over-allotments, if any);

     2. 130,000 warrants granted to the Representative (the "Representative's Warrants") to purchase up to 130,000 shares of Class A Common Stock; and

     3. 130,000 shares of Class A Common Stock issuable upon exercise of the Representative's Warrants (the "Representative's Shares").

     This opinion letter (the "Opinion Letter") is being rendered in accordance with the requirements of Item 27 of Form SB-2 and Item 601(a)(5)(i) of Regulation S-B in connection with the filing of the Registration Statement. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed thereto in the Registration Statement.

     In connection with the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction as true, correct and complete, of


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ROBINSON & COLE LLP



Vaso Active Pharmaceuticals, Inc.
November 13, 2003
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such agreements, instruments, documents and records in each case as we have deemed necessary or appropriate for the purposes of expressing the opinions set forth in this Opinion Letter. We have examined the following (collectively, the "Documents"):

     (a) The Company's Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Registration Statement;

     (b) The Company's Amended and Restated By-Laws, filed as Exhibit 3.2 to the Registration Statement;

     (c) The Company's corporate minutes books or other records pertaining to the proceedings of the stockholders and directors of the Company;

     (d) The Company's stock transfer ledger and record;

     (e) The Company's Specimen Certificate for the Class A Common Stock, filed as Exhibit 4.1 to the Registration Statement;

     (f) The form of the Underwriting Agreement between the Company and the Representative, for itself and the other underwriters, filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement");

     (g) The form of the Representative's Warrant Agreement between the Company and the Representative, filed as Exhibit 4.3 to the Registration Statement (the "Representative's Warrant Agreement")); and

     (h) The Certificate dated October 7, 2003 of the Secretary of State of the State of Delaware as to the good standing of the Company.

     The opinions expressed herein are based upon (i) our review of the Documents, (ii) discussions with John J. Masiz, President, Chief Executive Officer and Chairman of the Board of the Company, and Joseph Frattaroli, Chief Financial Officer of the Company, respectively, with respect to the Documents,
(iii) the representations and warranties of the Company contained in the Underwriting Agreement and the Representative's Warrant Agreement, (iv) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (v) such review of public sources of law as we have deemed necessary.

     The opinions expressed herein are limited to the laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law, including all provisions of the


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ROBINSON & COLE LLP



Vaso Active Pharmaceuticals, Inc.
November 13, 2003
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Delaware Constitution applicable thereto and reported judicial decisions interpreting the Delaware General Corporation Law, and to Federal law of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Securities have been duly authorized, and upon the sale thereof as described in the Registration Statement and as contemplated by the Underwriting Agreement and the Representative's Warrant Agreement, as the case may be, the Securities will be legally issued.

     2. The Shares, upon the sale thereof as described in the Registration Statement and as contemplated by the Underwriting Agreement, will be fully paid and non-assessable.

     3. The Representative's Warrants, upon the sale thereof as described in the Registration Statement and as contemplated by the Underwriting Agreement, will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby, enforceable against the Company in accordance with the terms thereof (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable).

     4. The Representative's Shares, when issued upon the exercise of the Representative's Warrants, will be fully paid and non-assessable.

     We consent to the filing of this Opinion Letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-B.

     The opinions expressed herein are rendered as of the date hereof, and we disclaim any undertaking to advise you hereafter of developments hereafter occurring or coming to our attention, whether or not the same would (if now existing or known to us) require any change or modification herein.


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ROBINSON & COLE LLP



Vaso Active Pharmaceuticals, Inc.
November 13, 2003
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     The opinions expressed in this Opinion Letter are limited solely to the matters expressly set forth above. No other opinions are intended, nor should any other opinion be inferred herefrom.


                                                Very truly yours,

                                                ROBINSON & COLE LLP


                                                By:  /s/ David A. Garbus
                                                     ---------------------------
                                                     David A. Garbus, a Partner


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